ABATIX ENVIRONMENTAL CORP.
                      			  1994 STOCK OPTION PLAN


1. GRANT OF OPTIONS; GENERALLY. In accordance with the provisions hereinafter set forth in this stock option plan, the name of which is the Abatix Environmental Corp. 1994 STOCK OPTION PLAN (the "Option Plan"), the Board of Directors (the "Board") or, when constituted, the Compensation and Stock Option Committee (the "Stock Option Committee") of Abatix Environmental Corp. (the "Corporation" or "Company") is hereby authorized to issue from time to time on the Corporation's behalf to any one or more Eligible Persons, as hereinafter defined, options to acquire shares ("Options") of the Corporation's $.001 par value common stock (the "Stock").

2. TYPE OF OPTIONS. The Board or the Stock Option Committee is also, in its discretion authorized to issue options which are hereinafter referred to collectively as NSOs, or singularly as an NSO. Except where the context indicates to the contrary, the term "Option" or "Options" means NSOs.

3. AMOUNT OF STOCK. The aggregate number of shares of Stock which may be purchased pursuant to the exercise of Options shall be 140,000 shares. If an Option ceases to be exercisable, in whole or in part, the shares of Stock underlying such Option shall continue to be available under this Option Plan. Further, if shares of Stock are delivered to the Corporation as payment for shares of Stock purchased by the exercise of an Option granted under this Option Plan, such shares of Stock shall also be available under this Option Plan. If there is any change in the number of shares of Stock, on account of the declaration of stock dividends, recapitalization resulting in stock split-ups, or combinations or exchanges of shares of Stock, or otherwise, the number of shares of Stock available for purchase upon the exercise of Options, the shares of Stock subject to any Option and the exercise price of any outstanding Option shall be appropriately adjusted by the Board or the Stock Option Committee. The Board or the Stock Option Committee shall give notice of any adjustments to each Eligible Person granted an Option under this Option Plan, and such adjustments shall be effective and binding on all Eligible Persons. If because of one or more recapitalizations, reorganizations or other corporate events the holders of outstanding Stock receive something other than shares of Stock then, upon exercise of an Option, the Eligible Person will receive what the holder would have owned if the holder had exercised the Option immediately before the first such corporate event and not disposed of anything the holder received as a result of the corporate event.

4. ELIGIBLE PERSONS. An Eligible Person means (i) any individual who has been employed by the Corporation or by any subsidiary of the Corporation, for a continuous period of at least sixty (60) days, or (ii) any director of the Corporation or of any subsidiary of the Corporation.

5. GRANT OF OPTIONS. The Board or the Stock Option Committee has the right to issue the Options established by this Option Plan to Eligible Persons.
The Board or the Stock Option Committee shall follow the procedures prescribed for it elsewhere in this Option Plan. A grant of Options shall be set forth in a writing (see Exhibit 1) signed on behalf of the Corporation or by a majority of the members of the Stock Option Committee. The writing shall identify the Option being granted and shall set forth the terms which govern the Option. The terms shall be determined by the Board or the Stock Option Committee, and may include, among other terms, the number of shares of Stock that may be acquired pursuant to the exercise of the Options, when the Options may be exercised, the period for which the Option is granted and including the expiration date, the effect on the Option if the Eligible Person terminates employment and whether the Eligible Person may deliver shares of Stock to pay for the shares of Stock to be purchased by the exercise of the Option. However, no term shall be set forth in the writing which is inconsistent with any of the terms of this Option Plan. The terms of an Option granted to an Eligible Person may differ from the terms of an Option granted to another Eligible Person, and may differ from the terms of an earlier Option granted to the same Eligible Person.

6. OPTION PRICE. The Option price per share shall be determined by the Board or the Stock Option Committee at the time any Option is granted, and shall be not less than 75% of the fair market value (but in no event less than the par value) of one share of Stock on the date the Option is granted, as determined by the Board or the Stock Option Committee. Fair market value as used herein shall be:

(a) If shares of Stock shall be traded on an exchange or over-the-counter market, the mean between the high and low sales prices of Stock on such exchange or over-the-counter market on which such shares shall be traded on that date, or if such exchange is closed or if no shares shall have traded on such date, on the last preceding date on which such shares shall have traded.

(b) If shares of Stock shall not be traded on an exchange or over-the-counter market, the value as determined by a recognized appraiser as selected by the Board or the Stock Option Committee.

7. PURCHASE OF SHARES. An Option shall be exercised by the tender to the Corporation of the full purchase price of the Stock with respect to which the Option is exercised and written notice of the exercise. The purchase price of the Stock shall be in United States dollars, payable in cash or by check, or in property or Corporation stock, if so permitted by the Board or the Stock Option Committee in accordance with the discretion granted in Paragraph 5 hereof, having a value equal to such purchase price. The Corporation shall not be required to issue or deliver any certificates for shares of Stock purchased upon the exercise of an Option prior to (i) if requested by the Corporation, the filing with the Corporation by the Eligible Person of a representation in writing that it is the Eligible Person's then present intention to acquire the shares being purchased for investment and not for resale, and/or (ii) the completion of any registration or other qualification of such shares under any government regulatory body, which the Corporation shall determine to be necessary or advisable.

8. STOCK OPTION COMMITTEE. The Stock Option Committee may be appointed from time to time by the Corporation's Board of Directors. The Board may from time to time remove members from or add members to the Stock Option Committee. The members of the Stock Option Committee shall elect one of its members as its chairman. The Stock Option Committee shall hold its meetings at such times and places as its chairman shall determine. A majority of the Stock Option Committee's members present in person shall constitute a quorum for the transaction of business. All determinations of the Stock Option
Committee will be made by the majority vote of the members constituting the quorum. The members may participate in a meeting of the Stock Option Committee by conference telephone or similar communications equipment by means of which all members participating in the meeting can hear each other. Participation in a meeting in that manner will constitute presence in person at the meeting. Any decision or determination reduced to writing and signed by all members of the Stock Option Committee will be effective as if it had been made by a majority vote of all members of the Stock Option Committee at a meeting which is duly called and held.

9. ADMINISTRATION OF OPTION PLAN. In addition to granting Options and to exercising the authority granted to it elsewhere in this Option Plan, the Board or the Stock Option Committee is granted the full right and authority to interpret and construe the provisions of this Option Plan, promulgate, amend and rescind rules and procedures relating to the implementation of the Option Plan and to make all other determinations necessary or advisable for the administration of the Option Plan, consistent, however, with the intent of the Corporation that Options granted or awarded pursuant to the Option Plan comply with the provisions of Paragraph 17 herein. All determinations made by the Board or the Stock Option Committee shall be final, binding and conclusive on all persons including the Eligible Person, the Corporation and its shareholders, employees, officers and directors. No member of the Board or the Stock Option Committee will be liable for any act or omission in connection with the administration of this Option Plan unless it is attributable to that member's willful misconduct.

10. RESTRICTIONS ON ISSUANCE OF STOCK. The Corporation shall not be obligated to sell or issue any shares of Stock pursuant to the exercise of an Option unless the Stock with respect to which the Option is being exercised is at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended, and any other applicable laws, rules and regulations. The Corporation may condition the exercise of an Option granted in accordance herewith upon receipt from the Eligible Person, or any other purchaser thereof, of a written representation that at the time of such exercise it is his or her then present intention to acquire the shares of stock for investment and not with a view to, or for sale in connection with, any distribution thereof; except that, in the case of a legal representative of an Eligible Person, "distribution" shall be defined to exclude distribution by will or under the laws of descent and distribution. Prior to issuing any shares of Stock pursuant to the exercise of an Option, the Corporation shall take such steps as it deems necessary to satisfy any withholding tax obligations imposed upon it by any level of government.

11. EXERCISE IN THE EVENT OF DEATH OR TERMINATION OF EMPLOYMENT. (a) If an Optionee shall die (i) while an employee of the Company or a Subsidiary or
(ii) within three months after termination of his employment with the Company or a Subsidiary because of his disability, or retirement or otherwise, his Options may be exercised, to the extent that the Optionee shall have been entitled to do so on the date of his death or such termination of employment, by the person or persons to whom the Optionee's right under the Option pass by will or applicable law, or if no such person has such right, by his executors or administrators, at any time, or from time to time, but not later than the expiration date specified in Paragraph 5 hereof or one year after the Optionee's death, whichever date is earlier.

(b) If an Optionee's employment by the Company or a Subsidiary shall terminate because of his disability and such Optionee has not died within the following three months, he may exercise his Options, to the extent that he shall have been entitled to do so at the date of the termination of his employment, at any time, or from time to time, but not later than the expiration date specified in Paragraph 5 hereof or one year after termination of employment, whichever date is earlier.

(c) If an Optionee's employment shall terminate by reason of his retirement in accordance with the terms of the Company's tax-qualified retirement plans or with the consent of the Board or the Stock Option Committee or involuntarily other than by termination for cause, and such Optionee has not died within the following three months, he may exercise his Option to the extent he shall have been entitled to do so at the date of the termination of his employment, at any time and from to time to time, but not later than the expiration date specified in Paragraph 5 hereof or thirty (30) days after termination of employment, whichever date is earlier. For purposes of this Paragraph 11, termination for cause shall mean termination of employment by reason of the Optionee's commission of a felony, fraud, breach of contract, gross negligence or willful misconduct which has resulted, or is likely to result, in substantial and material damage to the Company or a Subsidiary, all as the Committee or the Company in its sole discretion may determine.

(d) If, except as noted in 11(e), an Optionee's employment shall terminate for any reason other than death, disability, retirement or otherwise, all right to exercise his Option shall terminate on the date of such employment termination.

(e) In the event the Company terminates the employment of Messrs. Shaver, Cox, or Cinatl whether or not for cause, the Options and the period for exercise thereof shall not be affected in any manner by such termination.

12. CORPORATE EVENTS. In the event of the proposed dissolution or liquidation of the Corporation, or in the event of a proposed sale of all or substantially all of the assets of the Corporation, the Board of Directors may declare that each Option granted under this Option Plan shall terminate as of a date to be fixed by the Board of Directors; provided that not less than thirty (30) days written notice of the date so fixed shall be given to each Eligible Person holding an Option, and each such Eligible Person shall have the right, during the period of thirty (30) days preceding such termination to exercise his Option as to all or any part of the shares of Stock covered thereby, including shares of Stock as to which such Option would not otherwise be exercisable. Nothing set forth herein shall extend the term set for purchasing the shares of Stock set forth in the Option.

13. NO GUARANTEE OF EMPLOYMENT. Nothing in this Option Plan or in any writing granting an Option will confer upon any Eligible Person the right to continue in the employ of the Eligible Person's employer, or will interfere with or restrict in any way the right of the Eligible Person's employer to discharge such Eligible Person at any time for any reason whatsoever, with or without cause.

14. NONTRANSFERABILITY. No Option granted under the Option Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, an Option shall be exercisable only by him.

15. NO RIGHTS AS SHAREHOLDER. No Optionee shall have any rights as a shareholder with respect to any shares subject to his Option prior to the date of issuance to him of a certificate or certificates for such shares.

16. AMENDMENT AND DISCONTINUANCE OF OPTION PLAN. The Corporation's Board of Directors may amend, suspend or discontinue this Option Plan at any time. However, no such action may prejudice the rights of any Eligible Person who has prior thereto been granted Options under this Option Plan. Further, no amendment to this Option Plan which has the effect of (a) increasing the aggregate number of shares of Stock subject to this Option Plan (except for adjustments pursuant to Paragraph 3 herein), or (b) changing the definition of Eligible Person under this Option Plan, may be effective unless and until approval of the shareholders of the Corporation is obtained in the same manner as approval of this Option Plan is required. The Corporation's Board of Directors is authorized to seek the approval of the Corporation's shareholders for any other changes it proposes to make to this Option Plan which require such approval; however, the Board of Directors may modify the Option Plan, as necessary, to effectuate the intent of the Option Plan as a result of any changes in the tax, accounting or securities laws treatment of Eligible Persons and the Option Plan, subject to the provisions set forth in this Paragraph 16.

17. COMPLIANCE WITH OTHER LAWS AND REGULATIONS. The Option Plan, the grant and exercise of Options thereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable federal and state law, rules, and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to
(a) the listing of such shares on any stock exchange or over-the-counter market on which the Stock may then be listed and (b) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option may be exercised if its exercise or the receipt of Stock pursuant thereto would be contrary to applicable laws.

18. DISPOSITION OF SHARES. In the event any share of Stock acquired by an exercise of an Option granted under the Option Plan shall be transferable other than by will or by the laws of descent and distribution within two years of the date such Option was granted or within one year after the transfer of such share pursuant to such exercise, the Optionee shall give prompt written notice thereof to the Corporation or the Stock Option Committee.

19.  NAME.  The Option Plan shall be known as the "1994 Stock Option Plan."

20. NOTICES. Any notice hereunder shall be in writing and sent by certified mail, return receipt requested or by facsimile transmission (with electronic or written confirmation of receipt) and when addressed to the Corporation shall be sent to it at its office, 8311 Eastpoint Drive, Suite 400, Dallas, Texas 75227, facsimile number (214) 381-9513, attention: Terry Shaver, and when addressed to the Committee shall be sent to it at 8311 Eastpoint Drive, Suite 400, Dallas, Texas 75227, subject to the right of either party to designate at any time hereafter in writing some other address, facsimile number or person to whose attention such notice shall be sent.

21. HEADINGS. The headings preceding the text of paragraphs: hereof are inserted solely for convenience of reference, and shall not constitute a part of this Option Plan nor shall they affect its meaning, construction or effect.

22. EFFECTIVE DATE. This Option Plan, the 1994 Stock Option Plan, was adopted by the Board of Directors of the Company on September 30, 1994. The effective date of the Option Plan shall be September 30, 1994.


Dated as of September 30, 1994.        ABATIX ENVIRONMENTAL CORP.



                                      	By: S/S TERRY W. SHAVER
                                       	   ---------------------
                                          	Title: PRESIDENT

                              				 EXHIBIT 1

                       			   STOCK OPTION AGREEMENT

                       			   STOCK OPTION AGREEMENT


THIS STOCK OPTION AGREEMENT ("Agreement") is made and entered into as of the __ day of ______________ 1995, by and between ABATIX ENVIRONMENTAL CORP., a Delaware corporation (the "Corporation" or "Company"), Management as hereinafter defined, and _________________________ (the "Optionee").

                            				 WITNESSETH:

WHEREAS, the Company adopted a stock option plan effective as of September 30, 1994 (the "Option Plan"); and

WHEREAS, pursuant to the Option Plan, the Company and Management (as defined in the Option Plan) desire to grant to Optionee, and Optionee desires to accept, the Options (as hereinafter defined) pursuant to the terms and provisions set forth herein.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. GRANT OF OPTIONS. (a) Subject to equitable adjustment upon the occurrence of certain events as is provided in Paragraph 5 below, the Company granted to Optionee the option ("Option") to purchase the maximum of _________________________ (__,___) shares ("Option shares") of the voting common stock ("Stock") of the Company, par value $.001 per share. The Option Shares shall be treasury, or authorized but previously unissued, shares of Stock of the Company as determined by the Company's Board of Directors ("Board") from time to time. The Company, during the term of this Agreement, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction, any requisite authority necessary to issue and to sell, the number of shares of Stock that shall be sufficient to satisfy the requirements of this Agreement. The inability of the Company (after reasonable good faith attempts) to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of its Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.

(b) Notwithstanding anything contained herein to the contrary, the Options granted herein are such as defined and provided in the Option Plan. In this regard, this Option is granted pursuant to and is governed by the terms of the Option Plan and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Option Plan. This Option shall he governed by the Option Plan as it exists on the date of this Agreement as such Option Plan may be amended or revised hereafter; PROVIDED, HOWEVER, that any such amendments and revisions to the Option Plan after the date hereof shall not affect this Option to the extent such amendments and revisions materially alter the rights and duties set forth in the Option Plan and this Agreement as of the date hereof.

(c) The granting and acceptance of this Option shall impose no obligation upon the Optionee to exercise such Option.

(d) For all purposes hereof, the date that these Options are deemed to be granted shall be September 30, 1994, notwithstanding the date of this Agreement.

2. EXERCISE OF THE OPTION. (a) Subject to the provisions of this Agreement and the Option Plan, the Optionee may exercise this Option in whole or in part at any time prior to expiration of the Option Period, subject to any exercise requirements set forth herein and in the Option Plan. In this regard, the Optionee shall deliver a written notification to Management and to the Board in the form attached hereto as EXHIBIT "A" and incorporated herein by reference specifying the date that this Option was granted, the number of Option Shares elected to be acquired and any other information which may be reasonably requested by Management or the Company from time to time.

(b)  The exercise notice shall be accompanied by a fully executed
Subscription Agreement in the form attached hereto as EXHIBIT "B" and incorporated herein by reference and a check payable to the Company representing collected funds in the full amount of the Exercise Price (as hereinafter defined) for the Option Shares being acquired.

(c) If, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental authority, then, as a condition to the exercise of any portion of the Option, the Company may require the Optionee to represent and warrant at the time of such exercise that any Option Shares acquired upon exercise of the Option are being acquired only for investment and not with any present intention to sell or distribute such Option Shares unless and until such Option Shares are or become fully registered and tradable in the public market place.

(d) Promptly after the exercise of the Option as described above and the payment of the full Exercise Price, the Optionee shall be entitled to the issuance of a stock certificate evidencing his ownership of the Option Shares acquired, subject to appropriate legends recommended by counsel to the Company or required by applicable laws, regulations or rules of any appropriate governmental authority. Optionee shall have none of the rights of a shareholder in the Company until Option Shares are acquired by and issued to him as provided in this Agreement, and no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is (or should reasonably be) issued except to the extent provided in Paragraph 5 of this Agreement.

3. EXERCISE PRICE. (a) The purchase price ("Exercise Price") for Option Shares purchased pursuant to the exercise of this Option granted pursuant hereto shall be as outlined in Paragraph 4 (b). The Exercise Price shall be adjusted on an equitable basis if the Option Shares are adjusted upon the occurrence of certain events as provided in Paragraph 5 of this Agreement in order to reflect an Exercise Price for the adjusted number of Option Shares substantially equivalent to the Exercise Price for the original number of Option Shares to which the Optionee was entitled to purchase prior to occurrence of those designated events.

(b) The Exercise Price shall be paid to the Company in full in cash upon exercise of the Option pursuant to this Agreement. Any exercise of this Option granted pursuant to this Agreement shall be invalid and have no effect if the Exercise Price is not paid in full as provided herein.

4. OPTION PERIOD AND EXERCISE SCHEDULE. (a) Subject to the provisions of Paragraph 4 (b) and (c) hereof, the Option shall be exercisable within the two year period (the "Option Period") commencing on the date such Options are eligible for exercise.

(b) Subject to the provisions of Paragraph 4 (c) hereof, the Option may be exercised during the Option Period to acquire Option Shares. In this regard, Optionee may exercise this Option with respect to the Option Shares as follows:


		       Number of Option Shares Eligible for   Exercise Price
Date Options Become      Purchase from and After the Date        Price Per
    Exercisable             Options Become Exercisable          Option Share
--------------------   ------------------------------------   ----------------
 ___________________               _______________              $__________
 ___________________               _______________              $__________
 ___________________               _______________              $__________
      Total
                            				   ===============

(c) The Option Period may be accelerated or shortened upon the occurrence of a Corporate Event (as defined in Paragraph 7 hereof), in which event the Exercise Schedule shall be waived and the entire Option granted and outstanding pursuant hereto will be immediately exercisable in full.

(d) Termination of Employment: (i) If an Optionee shall die (1) while an employee of the Company or a Subsidiary or (2) within three months after termination of his employment with the Company or a Subsidiary because of his disability, or retirement or otherwise, his Options may be exercised, to the extent that the Optionee shall have been entitled to do so on the date of his death or such termination of employment, by the person or persons to whom the Optionee's right under the Option pass by will or applicable law, or if no such person has such right, by his executors or administrators, at any time, or from time to time, but not later than the expiration date specified in Paragraph 5 hereof or one year after the Optionee's death, whichever date is earlier.

(ii) If an Optionee's employment by the Company or a Subsidiary shall terminate because of his disability and such Optionee has not died within the following three months, he may exercise his Options, to the extent that he shall have been entitled to do so at the date of the termination of his employment, at any time, or from time to time, but not later than the expiration date specified in Paragraph 4 (a) hereof or one year after termination of employment, whichever date is earlier.

(iii) If an Optionee's employment shall terminate by reason of his retirement in accordance with the terms of the Company's tax-qualified retirement plans or with the consent of the Board or the Stock Option Committee or involuntarily other than by termination for cause, and such Optionee has not died within the following three months, he may exercise his Option to the extent he shall have been entitled to do so at the date of the termination of his employment, at any time and from to time to time, but not later than the expiration date specified in Paragraph 4 (a) hereof or thirty
(30) days after termination of employment, whichever date is earlier. For purposes of this Paragraph 4, termination for cause shall mean termination of employment by reason of the Optionee's commission of a felony, fraud, breach of contract, gross negligence or willful misconduct which has resulted, or is likely to result, in substantial and material damage to the Company or a Subsidiary, all as the Committee or the Company in its sole discretion may determine.

(iv) If, except as noted in Paragraph 11 (e) of the Option Plan, an Optionee's employment shall terminate for any reason other than death, disability, retirement or otherwise, all right to exercise his Option shall terminate on the date of such employment termination.

5. ADJUSTMENT TO OPTION SHARES AND EXERCISE PRICE. The aggregate number of Option Shares available to be acquired pursuant to the exercise of the Option hereunder, and the Exercise Price per Option Share, shall all be proportionately and equitably adjusted for any increase or decrease in the number of issued shares of Stock subsequent to the date of this Agreement resulting from (i) a stock split (forward or reverse) or other subdivision or consolidation of shares of stock or any other capital adjustment having such effect, (ii) the payment of a stock dividend, or (iii) any other increase or decrease in such shares of Stock effected without receipt of adequate and fair market value consideration by the Company.

6. SUBSTITUTION FOR STOCK. If the Company shall be the surviving corporation in any merger or consolidation, this Option shall pertain, apply and relate to, and shall permit the Optionee to acquire, the new restated securities of the Company subject to equitable adjustments to reflect (i) the ownership that the Optionee would have been entitled to achieve in the Company after consummation of the merger or consolidation assuming that the Optionee had exercised the Option and owned Stock immediately before consummation of such transaction, and (ii) the occurrence of the events noted in Paragraph 5 (i) - (iii) above.

7. CORPORATE EVENTS. In the event of the proposed dissolution or liquidation of the Corporation, or in the event of a proposed sale of all or substantially all of the assets of the Corporation, the Board of Directors may declare that each Option shall terminate as of a date to be fixed by the Board of Directors; provided that not less than thirty (30) days written notice of the date so fixed shall be given to each Eligible Person holding an Option, and each such Eligible Person shall have the right, during the period of thirty (30) days preceding such termination to exercise his Option as to all or any part of the shares of Stock covered thereby, including shares of Stock as to which such Option would not otherwise be exercisable. Nothing set forth herein shall extend the term set for purchasing the shares of Stock set forth in the Option.

8. RESTRICTIONS ON ISSUANCE OF STOCK. The Corporation shall not be obligated to sell or issue any shares of Stock pursuant to the exercise of an Option unless the Stock with respect to which the Option is being exercised is at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended, and any other applicable laws, rules and regulations. The Corporation may condition the exercise of an Option granted in accordance herewith upon receipt from the Eligible Person, or any other purchaser thereof, of a written representation that at the time of such exercise it is his or her then present intention to acquire the shares of stock for investment and not with a view to, or for sale in connection with, any distribution thereof; except that, in the case of a legal representative of an Eligible Person, "distribution" shall be defined to exclude distribution by will or under the laws of descent and distribution. Prior to issuing any shares of Stock pursuant to the exercise of an Option, the Corporation shall take such steps as it deems necessary to satisfy any withholding tax obligations imposed upon it by any level of government.

9. NOTICES. All notices, demands or other communications required or provided hereunder shall be in writing and shall be deemed to have been given at the earlier of (i) actual receipt, or (ii) three (3) days after deposit in the United States Mail as provided below. Notice may be sent by personal service to the parties at the addresses set forth below, or at such other addresses as such parties may designate by notice to the other parties, or by deposit in the United States Mail, certified or registered, postage prepaid, return receipt requested, addressed to the parties at the addresses set forth below or at such other addresses as such parties may designate by notice to the other parties.

    If to the Company:                Abatix Environmental Corp.
                            				      8311 Eastpoint Drive, Suite 400
                            				      Dallas, Texas 75227
                            				      Attn:  President

    with a copy to:                   Jim Schneider, Esq.,
                            				      Atlas, Pearlman, Trop & Borkson, P.A.
                            				      3200 North Military Trail, Suite 205
                            				      Boca Raton, Florida  33431


    If to the Stock Option Committee: c/o Abatix Environmental Corp.
                            				      8311 Eastpoint Drive, Suite 400
                            				      Dallas, Texas 75227
                            				      Attn:  Stock Option Committee


    If to Optionee:                   ____________________________________
                            				      ____________________________________
				                                  ____________________________________
                            				      ____________________________________

10. APPLICABLE LAW. This Agreement and the obligations of the parties hereunder shall be interpreted, construed, governed and enforced in accordance with the laws of the State of Texas, and shall be performed in Dallas County, Texas.

11. ENTIRE AGREEMENT. Subject to and except as set forth in the provisions of the Option Plan, this Agreement contains the entire agreement among the parties hereto relative to the transactions contemplated hereby, and supersedes all other oral and written agreements, express or implied concerning the subject matter of this Agreement. No variations, modifications or changes to this Agreement shall be binding upon a party unless set forth in a document duly executed by or on behalf of such party.

12. NONTRANSFERABILITY. No Option granted under the Option Plan shall be transferable by the Optionee other than by will or by the laws of descent and distribution.

13. INDEPENDENT COVENANTS. The provisions contained in this Agreement are independent and separate. In the event that any provision is declared unenforceable, the other provisions shall not be affected or impaired but shall remain valid and enforceable.

14. CONSENT AND WAIVER. No consent or waiver, express or implied, by any party hereto of any breach or default by any other party hereto in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such party of the same or any other obligations of such party hereunder. Failure on the part of any party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

15. SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance shall he held invalid or unenforceable to any extent, such illegality or unenforceability shall extend to that provision solely, and the remainder of this Agreement shall be enforced to the greatest extent permitted by law as if such illegal or unenforceable provision were not incorporated herein.

16. RELATIONSHIP OF THE OPTIONEE. The relationship between the Optionee and the Company shall be limited to the performance of the transactions contemplated by this Agreement and in accordance with the terms of this Agreement. Nothing herein shall be construed to authorize Optionee to act as general agent for any other except as provided herein. Furthermore, the Company and any related entity are not by this Agreement or any Option granted pursuant to the Option Plan obligated to continue the employment of the Optionee.

17. SUCCESSORS. This Agreement shall be binding upon the parties hereto, their heirs, administrators, successors and executors, and the parties hereto do covenant and agree that they themselves and their respective heirs, executors, successors and administrators will execute any and all instruments, releases and consents that may be reasonably required of them to more fully execute the provisions of this Agreement. Except as otherwise provided herein, this Agreement shall inure to the benefit of and be enforceable by and against the respective heirs, executors, administrators, legal representatives and successors of the Optionee.

18. THIRD PARTY BENEFICIARY. Nothing in this Agreement shall be deemed to create any right in any creditor or other person not a party hereto (other than the successors and assigns of a party hereto), and this instrument shall not be construed in any respect to be a contract in whole or in part for the benefit of any other party except as aforesaid.

19. ADDITIONAL ACTS. In connection with this Agreement, as well as all transactions contemplated by this Agreement, Optionee agrees to execute and deliver such additional documents or perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions provided herein.

20. COUNTERPARTS. This agreement may be executed in several counterparts, each of which shall serve as an original for all purposes, but all copies of which shall constitute but one and the same Agreement.

21. HEADINGS. The headings preceding the text of paragraphs: hereof are inserted solely for convenience of reference, and shall not constitute a part of this Stock Option Agreement nor shall they affect its meaning, construction or effect.

22. ENFORCEMENT. In the event it becomes necessary for any party hereto to file suit to enforce this Agreement or any provision contained herein, the prevailing party in such action shall be entitled to recover in addition to all other remedies or damages, court costs, expenses of litigation and reasonable attorneys fees incurred in such suit.

23. BUSINESS DAYS. Whenever the terms of this Agreement call for the performance of a specific act on a specified date, which date falls on a Saturday, Sunday or legal holiday, the date for the performance of such act shall be postponed to the next succeeding regular business day following such Saturday, Sunday or legal holiday.

24. TERM OF THE AGREEMENT. The term ("Term") of this Agreement shall commence on the date hereof and shall continue until expiration of the Option Period at which time this Agreement shall automatically terminate.

IN WITNESS WHEREOF, the parties to this Agreement have hereunto set their hands to be effective as of the 30th day of September, 1994

				    COMPANY:

				    ABATIX ENVIRONMENTAL CORP.,
				    A DELAWARE CORPORATION

				    By:___________________________________
				    Name:_________________________________
				    Title:________________________________

				    By:___________________________________
				    Name:_________________________________
				    Title:________________________________

				    COMMITTEE:

				    By:___________________________________
				    Name:_________________________________

				    By:___________________________________
				    Name:_________________________________

				    OPTIONEE:

				    By:___________________________________
				    Name:_________________________________

                             				 EXHIBIT A

                             				    TO

                     			   STOCK OPTION AGREEMENT


               		     NOTIFICATION OF EXERCISE OF OPTION


_______________, 199_



To: The Board of Directors and Stock Option Plan Committee of Abatix Environmental Corp.


Pursuant to the terms of that certain Abatix Stock Option Agreement dated to be effective as of the 30th day of September, 1994 by and between Abatix Environmental Corp. (the "Corporation" or "Company"), and the undersigned as Optionee, the Company granted the undersigned an option to purchase _________________________ (__,___) shares (the "Option Shares") of the
Company's voting common stock, $.00l par value (the "Stock"), at an exercise price of _________________________ ($ _.__) per share (the "Option Price").
In connection therewith, the undersigned hereby gives notice of the undersigned's election to exercise such Option for _________________________ (__,___) Option Shares. Enclosed herewith is a check/cash in the amount of _________________________ and __/100 Dollars ($__,___.__) as payment in full of the Exercise Price for such Option Shares.


				      Very truly yours,



				      Signature:_____________________________
				      Name:__________________________________
				      Date:__________________________________

                             				  EXHIBIT B

                             				     TO

                       			   STOCK OPTION AGREEMENT

                       			   SUBSCRIPTION AGREEMENT


Abatix Environmental Corp.
8311 Eastpoint Drive, Suite 400
Dallas, Texas  75227
ATTENTION:  President

Gentlemen:

1. SUBSCRIPTION FOR SHARES. (a) The undersigned ("Subscriber") hereby subscribes for and agrees to purchase ______________________________ (_________) shares (the "Shares") or the voting common stock, par value $.00l per share (the "Stock"), of ABATIX ENVIRONMENTAL CORP., a Delaware corporation ("Abatix") pursuant to this Subscription Agreement. Terms not otherwise defined herein shall have the meaning ascribed to them in that certain Abatix Stock Option Plan (the "Option Plan") dated to be effective as of September 30, 1994, and that certain Option Agreement by and between Abatix and the subscriber dated to be effective as of September 30, l994.

(b) Upon execution and completion of this Subscription Agreement, the undersigned hereby agrees to deliver the completed Subscription Agreement to Abatix at the following address:

                      			 Abatix Environmental Corp.
               		      8311 Eastpoint Drive, Suite 400
                      			    Dallas, Texas 75227

(c) Abatix offers these shares to the undersigned subject to the conditions referred to in this Subscription Agreement, the Option Plan and the Option Agreement. Abatix reserves the right to reject any subscription in whole or in part if any such conditions are not fulfilled and satisfied on or before the Closing Date.

2. SUBSCRIPTION AMOUNT. The shares will be issued by Abatix to the undersigned, and the undersigned will acquire and invest in the shares, pursuant to this Subscription Agreement. The undersigned hereby agrees to pay the sum of _________________________ ($_.__) per share, and thus an aggregate purchase price of _________________________ and __/100 Dollars ($__,___.__) (the "Subscription Amount"), to acquire the number of subscribed Shares referenced above. The Subscription Amount is enclosed with this Subscription Agreement.

3. REPRESENTATIONS AND WARRANTIES. The undersigned hereby represents and warrants to Abatix as follows:

(a) The undersigned hereby acknowledges that it (i) has received copies of, or has been afforded the opportunity to examine and copy, all desired financial records, documents, and other books and records of and relating to Abatix, (ii) has been provided the opportunity to ask questions of, and receive answers from, Abatix or its officers or representatives concerning Abatix and/or the Shares and to obtain any additional information, to the extent Abatix or its officers or representatives possess such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information and materials heretofore delivered; (iii) understands the information obtained as described above, the business in which Abatix engages, the risks and speculative nature of the business of Abatix and that risks or obtaining a return on its investment in the shares are very high and speculative; (iv) is aware that there are economic risks that could adversely affect an investment in the Shares, and (v) has had ready access to any and all documents which it deems relevant to the purchase of the Shares and no requested information, oral or written, has been withheld.

(b) The undersigned is making the investment decision based on the information and materials heretofore delivered or available to the undersigned by or on behalf of Abatix.

(c) If the shares to be acquired pursuant hereto have been effectively registered under a "shelf" or other registration statement with the Securities and Exchange Commission ("Commission"), then the undersigned hereby agrees to provide any information required by the Company and otherwise to comply with the terms of Paragraph 7 hereof with respect to such Shares. If the Shares have not been registered with the Commission as described above, then the undersigned understands, acknowledges and agrees that, in reliance upon its representations set forth herein, the Shares have not been (i) registered under the Securities Act of 1933, as amended and enacted in the United States of America (the "Act"), the securities laws of any state of the United States ("State Act") or the law of any other lawful jurisdiction ("Other Applicable Laws"), or (ii) approved by the Commission, or any other securities regulatory authority of any state or other lawful jurisdiction, nor has the Commission or any other commission or authority passed upon or endorsed the merits of this transaction or the accuracy or adequacy of any information or materials furnished to the undersigned by or on behalf of Abatix.

(d) If the Shares are not registered as described above and Abatix has not undertaken to register the resale of any of the Shares under the Act, any State Act, or any Other Applicable Laws, the undersigned understands, acknowledges and agrees that, until such registration takes place (if ever), the undersigned must bear the economic risk of holding the Shares for an indefinite period of time unless the Shares are offered, resold or transferred in a transaction or as part of a transition in connection with which Abatix has received an opinion of counsel satisfactory to Abatix that an exemption from such registration is available or compliance with such registration requirements is not required.

(e) The undersigned is able to bear the economic risk of investing in Abatix, including a loss of the entire investment or consideration deemed to be invested in Abatix, and it has no need in the foreseeable future for liquidity in its investment in Abatix except (to the extent applicable) as may be available through the public markets as a result of a registration as described above.

(f) The undersigned understands that the investment in Abatix is a speculative undertaking with advantages and benefits that are generally available only to a certain type of investor, and represents that:

(i) The undersigned is experienced and sophisticated in investment matters, including investments similar to an investment in Abatix and who alone or with its representative or advisor has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of the investment in the Shares; and

(ii) The undersigned has carefully considered and evaluated the risks and advantages of investing in Abatix; and

(iii) All commitments of the undersigned to all investments of this nature bear a reasonable relation to its net worth and to the amount of income which it expects to receive during the current taxable year; and

(iv) Unless such shares are registered as described above, the undersigned is purchasing the shares for investment purposes for its own account and not for any other person and not with the view to immediate resale or distribution of the shares; and

(v) The undersigned is in a financial position that is stable and liquid so that an investment in Abatix would not impair its ability to meet reasonably foreseeable financial demands and contingencies.

(g) The undersigned recognizes that Abatix' historical performance may not be indicative of future performance and that a purchase of the shares may involve certain risks.

(h) If the Shares are not registered as described above, the undersigned will not transfer the Shares without registering then under any applicable federal, state or other securities laws unless the undersigned obtains an opinion of counsel satisfactory to Abatix stating that the transfer is exempt from registration or such registration is not required under such laws.

(i) The undersigned represents that, to the undersigned's best knowledge, the offer of Shares to, and purchase of Shares by, the undersigned, will not and does not violate the provisions of any applicable law or regulation to which such offer and sale is subject.

(j) If the Shares have not been registered as described herein, the undersigned understands and agrees that the certificates representing the shares issued to the undersigned pursuant to this Subscription Agreement shall reflect legends in substantial conformity with the following:

"THE SHARES REPRESENTED BY THIS CERTIFICATE ("SHARES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ENACTED IN THE UNITED STATES OF AMERICA (THE "ACT"), THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("STATE ACT"), OR THE LAWS OF ANY OTHER LAWFUL JURISDICTION ("OTHER APPLICABLE LAWS"). ACCORDINGLY, THE HOLDER OF THIS CERTIFICATE MAY NOT REOFFER, RESELL, RENOUNCE OR TRANSFER THE SHARES DIRECTLY OR INDIRECTLY IN THE UNITED STATES UNLESS SUCH REOFFER, RESALE, RENUNCIATION, TRANSFER OR DELIVERY OF THE SHARES IN THE UNITED STATES IS MADE IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE ACT, AND APPLICABLE STATE ACT, AND ANY OTHER APPLICABLE LAWS OR AS PART OF A TRANSACTION IN CONNECTION WITH WHICH THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM SUCH REGISTRATION REQUIREMENTS OR COMPLIANCE WITH SUCH REGISTRATION REQUIREMENTS IS NOT REQUIRED."

(k) If the Shares have been registered as described herein, then the undersigned understands and agrees that the certificates representing the shares may reflect other legends as may be deemed necessary or appropriate by the Company from time to time.

(l) The undersigned acknowledges that stop transfer instructions will be issued to Abatix' transfer agent and registrar with respect to the Shares to restrict transfer of the Shares not in compliance with the foregoing restrictions and legends (if any).

4. INDEMNIFICATION OF ABATIX. The undersigned agrees to indemnify and hold harmless Abatix and its directors and officers, affiliates or anyone acting on behalf of Abatix from and against all damages, losses, costs and expenses (including reasonable attorneys' fees) which they or any of them may incur by reason of the failure of the undersigned to fulfill any of the terms or conditions of this Subscription Agreement or by reason of any breach of the representations and warranties made by the undersigned herein, or in any document provided by the undersigned to Abatix.

5. FORM OF OWNERSHIP. Please indicate the form of ownership desired for the Shares. The undersigned shall supply Abatix with any and all information requested by Abatix with respect to the form of ownership of the Shares which is requested.

     _____ Individual (one signature required)

     _____ Joint Tenants with right of survivorship (All parties must sign)

     _____ Tenants-in-common (All parties must sign)

     _____ Trust (Trustee must sign as follows: [TRUSTEE NAME] as trustee for [TRUST NAME] dated [DATE OF TRUST AGREEMENT OR ARRANGEMENT])

     _____ Nominee

     _____ Other entities


__________________________________________
Please PRINT the exact name (registration)

6. SHARE TRANSFER RESTRICTIONS. If the Shares offered herein have not been registered under the Act, any State Act or any Other Applicable Laws, these Shares may not be reoffered, resold, renounced or transferred directly or indirectly unless such Shares are subsequently registered under or comply with the Act, State Act and Other Applicable Laws, or unless the shares are offered, resold, renounced or transferred as part of a transaction in connection with which Abatix has received an opinion of counsel satisfactory to Abatix that an exemption from such registration is available or compliance with such registration requirements is not required.

These Shares may not be offered in whole or in part, directly or indirectly, to any purchaser unless the transaction is in compliance with all applicable securities laws or regulations and the terms and provisions of the Subscription Agreement.

7. RESTRICTIONS ON ISSUANCE OF STOCK. The Corporation shall not be obligated to sell or issue any shares of Stock pursuant to the exercise of an Option unless the Stock with respect to which the Option is being exercised is at that time effectively registered or exempt from registration under the Act, and any other applicable laws, rules and regulations. The Corporation may condition the exercise of an Option granted in accordance herewith upon receipt from the Eligible Person, or any other purchaser thereof, of a written representation that at the time of such exercise it is his or her then present intention to acquire the shares of stock for investment and not with a view to, or for sale in connection with, any distribution thereof; except that, in the case of a legal representative of an Eligible Person, "distribution" shall be defined to exclude distribution by will or under the laws of descent and distribution. Prior to issuing any shares of Stock pursuant to the exercise of an Option, the Corporation shall take such steps as it deems necessary to satisfy any withholding tax obligations imposed upon it by any level of government.

8. INDEMNIFICATION OF SUBSCRIBER. Abatix agrees to indemnify and hold harmless the Subscriber from and against all damages, losses, costs and expenses (including reasonable attorneys' fees) which they or any of them may incur by reason of the failure of Abatix to fulfill any of the terms or conditions of this Subscription Agreement.

9. MISCELLANEOUS. (a) The undersigned agrees not to transfer or assign this Subscription Agreement, or any of the undersigned's interests herein.

(b) The undersigned Subscriber agrees that the undersigned Subscriber may not cancel, terminate, or revoke this Subscription Agreement or any agreement of the undersigned made hereunder and that this Subscription Agreement shall survive the death or disability of the undersigned Subscriber and shall be binding upon the undersigned Subscriber's heirs, executors, administrators, successors and assigns.

(c) Subject to the terms and provisions of the Option Plan and Option Agreement, this Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and this Subscription Agreement may be amended only by a writing executed by all parties.

(d) The undersigned and Abatix agree that each will execute and deliver or cause to be executed and delivered all such further and other documents and assurances, and do or cause to be done all such further acts and things as say be necessary or desirable, to carry out the intent of this Subscription Agreement.


[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

_________________________________________
Name or Subscriber (please print or type)


_________________________________________
Signature of Subscriber


Address: ________________________________
       	 ________________________________
       	 ________________________________


Taxpayer Identification No.: ____________

EXECUTED AT:


_________________________________________
City and State

This _____ day of ______________, 1995


SUBSCRIPTION ACCEPTED:

ABATIX ENVIRONMENTAL CORP.


By:______________________________________
Name:____________________________________
Title:___________________________________
Date:____________________________________